SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

       Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )


Check the appropriate box:

[ ]    Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]    Definitive Information Statement

                           KNIGHT TRANSPORTATION, INC.
--------------------------------------------------------------------------------

                (Name of Registrant As Specified In Its Charter)

--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

         [X]    No fee required.
         [ ]    Fee computed on table below per Exchange Act Rules  14c-5(g) and
                0-11.

         1)   Title of each class of securities to which transaction applies:

                                  Common Stock
--------------------------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

                                    9,904,500
--------------------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                 Not applicable
--------------------------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

                                 Not applicable
--------------------------------------------------------------------------------

         5)   Total fee paid:
                                      None
--------------------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         ----------------------------------------------------------------------

         2)   Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

         3)   Filing Party:

         ----------------------------------------------------------------------

         4)   Date Filed:

         ----------------------------------------------------------------------

                        NOTICE AND INFORMATION STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                           KNIGHT TRANSPORTATION, INC.
                           TO BE HELD ON MAY 14, 1997





TO OUR SHAREHOLDERS:

         The 1997 Annual Meeting of Shareholders (the "Annual Meeting") of KNIGHT TRANSPORTATION, INC. (the "Company") will be held at 10:00 a.m., Phoenix time, on May 14, 1997, at The Wigwam Resort Hotel, 300 Indian School Road, Litchfield Park, Arizona 85340, for the following purposes:

         1.       To elect nine (9) directors to serve for a one-year term each;

         2. To approve and ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1997; and

         3. To transact such other business as may properly come before the Annual Meeting.

         Management is presently aware of no other business to come before the Annual Meeting.

         The Board of Directors has fixed the close of business on March 31, 1997, as the Record Date for the determination of shareholders entitled to receive notice of and vote at the Annual Meeting or any adjournment thereof. Shares of Common stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. MANAGEMENT IS NOT SOLICITING ANY PROXIES IN CONNECTION WITH THE ANNUAL MEETING AND SHAREHOLDERS ARE REQUESTED NOT TO SEND PROXIES TO THE COMPANY. A copy of the Company's 1996 Annual Report to Shareholders, which includes audited consolidated financial statements, was mailed on April 7, 1997 with this Notice and Information Statement to all shareholders of record on the Record Date. Management cordially invites you to attend the Annual Meeting.

         Your attention is directed to the attached Information Statement.

                                        By order of the Board of Directors,


                                        Clark A. Jenkins,
                                        Secretary
Phoenix, Arizona
April 4, 1997

                           KNIGHT TRANSPORTATION, INC.
                             5601 WEST BUCKEYE ROAD
                             PHOENIX, ARIZONA 85043

                   ------------------------------------------

                              INFORMATION STATEMENT

         This Information Statement is furnished by the Board of Directors of Knight Transportation, Inc. (the "Company") in connection with the Annual Meeting of Shareholders ("Annual Meeting") to be held on May 14, 1997. Materials relating to the Annual Meeting were mailed on or about April 7, 1997 to shareholders of record at the close of business on March 31, 1997 (the "Record Date"). As of the Record Date, there were 9,904,500 shares of the Company's common stock issued and outstanding. Except in the case of the election of directors, shareholders are entitled to one (1) vote for each share held of record on each matter of business to be considered at the Annual Meeting. In the case of the election of directors, the system of cumulative voting is required. See "Required Majority," below. Only holders of record of common stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting, either in person or by valid proxy. Ballots cast at the Annual Meeting will be counted by the Inspector of Elections and the results of all ballots cast will be announced at the Annual Meeting. The Inspector of Elections will treat abstentions and broker non-votes received as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

         The Company is not soliciting any shareholders' proxy and shareholders are requested not to send any proxy. The information included herein should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Independent Public Accountants' report and other information included in the Company's 1996 Annual Report to Shareholders that was mailed on April 7, 1997, with this Information Statement, to all shareholders of record as of the Record Date.

                                REQUIRED MAJORITY

         Under the Arizona Constitution, each holder of common stock has cumulative voting rights in electing directors of the Company. Under cumulative voting, each shareholder, when electing directors, has the right to cast as many votes in the aggregate as he has voting shares multiplied by the number of directors to be elected. For example, if a shareholder has 100 shares and nine directors are to be elected, the shareholder may cast 900 votes. Each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate or may distribute such votes among two or more candidates for director. The nine directors receiving the most votes will be elected. Other matters submitted to shareholders for consideration and action must be approved by a simple majority vote of those shares present in person or by proxy.

         Votes will be counted by the Inspector of Elections. Abstentions will not be counted in voting on any proposal. A broker non-vote is not counted for purposes of approving matters to be acted upon at the Annual Meeting. A broker non-vote occurs when a nominee holding voting shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received instruction from the beneficial owner.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company will consist of nine (9) directors to be elected at the 1997 Annual Meeting to hold office for the year that follows and until their successors are duly elected and qualified in 1998. The term of the Company's existing directors will expire in May 1997. Nominees of the management of the Company for the position of director are Donald A. Bliss, Clark A. Jenkins, Gary J. Knight, Keith T. Knight, Kevin P. Knight, Randy Knight, G.D. Madden, Minor Perkins, and Keith L. Turley. Each nominee is an incumbent director of the Company. Biographical information about each director is set forth below.

         Messrs. Randy Knight, Kevin P. Knight, Gary J. Knight, and Keith P. Knight, who will collectively have voting power over 60% of the issued and outstanding shares of the Company's common stock, have indicated that they will vote for the election of all director nominees.

Information Concerning Directors And Nominees

         Information concerning the names, ages, positions, terms and business experience of the Company's current directors and nominees for director is set forth below.


                Name                     Age   Position and Offices Held
                ----                     ---   -------------------------

                Donald A. Bliss1/2/      64    Director

                Clark A. Jenkins         39    Chief Financial
                                               Officer, Secretary,
                                               Director

                Gary J. Knight3/         45    President, Director

                Keith T. Knight3/        42    Executive Vice
                                               President, Director

                Kevin P. Knight1/3/      40    Chief Executive
                                               Officer, Director

                Randy Knight3/           48    Chairman of the
                                               Board, Director

                G.D. Madden4/            57    Director

                Minor Perkins4/          51    Director

                Keith L. Turley1/2/      73    Director

--------
1/Member of the Audit Committee.
2/Member of the Compensation Committee.
3/Randy Knight and Gary J. Knight are brothers and are cousins of Kevin P. Knight and Keith T. Knight, who are also brothers.
4/Appointed to a newly created position on the Board of Directors as of January 1, 1997.

Executive officers of the Company serve at the will of the Board of Directors.

Biographical Information Concerning Directors and Executive Officers of the Company

         Donald A. Bliss was elected to the Board of Directors of the Company in February 1995. Until December 1994, Mr. Bliss was Vice President and Chief Executive Officer of U.S. West Communications, a U.S. West company. Mr. Bliss has also been a Director of Bank of America Arizona since 1988 and of Mutual of Omaha since 1989, and was a Director of U.S. West Communications from 1987 to 1994.

         Clark Jenkins joined the Company in 1990 and has served as the Company's Secretary and Chief Financial Officer and a director since 1991. From 1986 to 1990, Mr. Jenkins was employed by Swift Transportation, Inc. ("Swift") as a Vice President of Finance. Prior to his employment with Swift, Mr. Jenkins was employed as an accounting manager by Flying J. Inc., a fully integrated oil and gas company.

         Gary J. Knight has served as the Company's President since 1993, and has been an officer and director of the Company since 1990. From 1975 until 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President.

         Keith T. Knight has served as the Company's Executive Vice President since 1993, and has been an officer and director of the Company since 1990. From 1977 until 1990, Mr. Knight was employed by Swift, where he was a Vice President and manager of the Los Angeles terminal.

         Kevin P. Knight has served as the Company's Chief Executive Officer since 1993, and has been an officer and director of the Company since 1990. From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President and President of Cooper Motor Lines, Inc., a Swift subsidiary.

         Randy Knight has served as the Company's Chairman of the Board since 1993 and has been an officer and director of the Company since its inception in 1989. From 1985 to the present, Mr. Knight has owned and operated Total Warehousing, Inc. ("Total Warehousing"), a commercial warehousing and local transportation business located in Phoenix, Arizona. Mr. Knight was employed by Swift or related companies from 1969 to 1985, where he was a Vice President and shareholder.

         G.D. Madden was appointed on January 1, 1997, to fill a newly created position on the Company's Board of Directors. Since 1996, Mr. Madden has been President of Madden Partners, a consulting firm he founded, which specializes in transportation technology and strategy issues. Prior to founding Madden Partners, he was President and CEO of Innovative Computing Corporation, a subsidiary of Westinghouse Electric Corporation. Mr. Madden founded Innovative Computing Corporation (ICC) as a privately held company, which grew to be the largest supplier of fully integrated management information systems to the trucking industry. Mr. Madden sold ICC to Westinghouse in 1990 and continued to serve as President and CEO until 1996. Mr. Madden is also a member of the Board of Directors of several privately held companies.

         Minor Perkins was appointed on January 1, 1997, to fill a newly created position on the Company's Board of Directors. Since April 1996, Mr. Perkins has been the President of RFS Hotel Investors, Inc. ("RFS"), a publicly held real estate investment trust. Prior to joining RFS, Mr. Perkins was employed for ten years by Morgan Keegan & Company, Inc., one of the South's largest investment banking and brokerage firms, where he became a managing director and co-director of investment banking. From 1982 to 1985, Mr. Perkins founded and operated a venture capital financed restaurant company.

         Keith L. Turley has served as a director of the Company since November 1994. Mr. Turley has been retired since 1990. From 1985 to 1990, Mr. Turley was Chairman of the Board, President and Chief Executive Officer of Pinnacle West Capital Corporation, the parent company of Arizona Public Service, Arizona's largest privately owned public utility.

Meetings and Compensation of the Board of Directors

         Board of Directors. During the year ended December 31, 1996, the Board of Directors of the Company met on four occasions. Each of the directors attended 75% or more of the meetings of the Board of Directors and meetings held by all committees of the Board on which he served. By resolutions and actions unanimously adopted by the Board of Directors effective January 1, 1997, the Company's Bylaws were amended to create two additional directorships. By resolutions and actions unanimously adopted, the Board of Directors elected Minor Perkins and G.D. Madden to fill the newly created directorships until the next shareholders' meeting.

         Directors who are not 10% shareholders or employees of the Company ("Independent Directors") receive annual compensation of $5,000, plus a fee of $500 for attendance at each meeting of the Board of Directors, and a fee of $250 for committee meetings. Independent Directors appointed to the Board of Directors also receive an automatic grant of a non-qualified stock option ("NSO") for a number of shares to be designated by the Board of not fewer than 2,500 nor more than 5,000 shares. The exercise price of a NSO is eighty-five percent (85%) of the fair market value of the Company's stock as of the date of grant. The Board of Directors has granted each of Keith L. Turley, Donald A.
Bliss, Minor Perkins and G.D. Madden a NSO for 2,500 shares of the Company's common stock at exercise prices of $12.54, $13.18, $20.19, and $20.19, respectively.

         Compensation Committee. The Compensation Committee of the Board of Directors was created in November 1994, and is composed of Donald A. Bliss and Keith L. Turley. Mr. Bliss served as chairman of the Committee. The Compensation Committee met once during 1996. The Compensation Committee reviews all aspects of compensation of executive officers of the Company and makes recommendations on such matters to the full Board of Directors. The Report of the Compensation Committee for 1996 is set forth below. The Compensation Committee is composed entirely of directors who are not officers, employees or 10 percent or greater shareholders of the Company.

         Audit Committee. The Audit Committee was created in November 1994 and is composed of Donald A. Bliss, Kevin P. Knight and Keith L. Turley. Mr. Turley served as chariman of the Committee. The Audit Committee met four times during 1996. The Audit Committee makes recommendations to the Board of Directors concerning the selection of independent public accountants, reviews the consolidated financial statements and internal controls of the Company, and considers such other matters in relation to the external audit and the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. The Audit Committee also reviews proposals for major transactions. A majority of the members of the Audit Committee are Independent Directors.

         Other Committees. The Company does not maintain a standing nominating committee or other committee performing a similar function.

         Compliance  with Section 16(a) of the Securities  Exchange Act of 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers Automated Quotation System ("NASDAQ") reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely upon a review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the 1996 fiscal year, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent (10%) beneficial owners were complied with, except for Mr. Clark Jenkins, who through inadvertence, failed to file a report upon the grant of a stock option in early 1996. That report has since been filed.

                             EXECUTIVE COMPENSATION

         Summary Compensation Table. The tables which follow set forth information concerning compensation for the fiscal years ended December 31, 1995 and 1996 awarded to, earned by, or paid to the Chief Executive Officer of the Company and the Company's four most highly compensated executive officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996 (the "Named Executive Officers").

         Option Grants. During the fiscal year ended December 31, 1996, Clark Jenkins, a Named Executive Officer, was awarded an incentive stock option for 5,000 shares at an exercise price of $13.75 per share. A description of the Company's 1994 Stock Option Plan is set forth below.

         Option Exercises. None of the Named Executive Officers exercised any stock options during the fiscal year ended December 31, 1996.

         Long Term Incentive Plan. Other than the Employee Incentive Program division of its 1994 Stock Option Plan, in which the Named Executive Officers, other than Clark Jenkins, do not participate, the Company does not have a long-term incentive plan or a defined benefit plan and has never issued any stock appreciation rights (SARs).

         Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors consists of Donald A. Bliss and Keith L. Turley. Mr. Bliss serves as the Chairman of the Compensation Committee. Members of the Compensation Committee are neither employees, officers, or 10 percent or greater shareholders of the Company. See "Certain Relationships and Related Transactions" for a description of transactions between the Company and members of the Board of Directors or their affiliates.

         Employment  Agreements.   The  Company  currently  does  not  have  any
employment contracts, severance or change-in-control agreements with any of its Named Executive Officers.

1994 Stock Option Plan and 401(k) Plan

         The Company maintains a stock incentive plan (the "Plan") to enable directors, executive officers and certain key and critical line employees of the Company, including drivers and other employees, to participate in the ownership of the Company. The Plan will terminate on August 31, 2004. The Plan is designed to attract and retain directors, executive officers, key employees and critical line employees of the Company, and to provide incentives to such persons. In July 1994, 650,000 shares of common stock were reserved for grants under the Plan and, at March 10, 1997, 190,000 shares of common stock were available for issuance of stock grants made under the Plan. Common stock available for grant will be automatically adjusted for stock splits, stock dividends, reverse stock splits and similar transactions.

         The Plan has three divisions: Division I, the Stock Option Plan, allows the Compensation Committee to grant incentive or nonqualified stock options to employees as a traditional form of incentive compensation. Nonqualified options may not provide for an exercise price of less than 85% of the fair market value of a share of the Company's common stock as of the date of grant. No limitation exists on the number of shares that may be granted to any individual. Unless otherwise provided in the granting agreements, unexercised options lapse on termination of employment, except in the case of death or retirement, in which event the right to exercise is extended. Division II, the Independent Directors' Automatic Stock Option Plan, provides for the automatic grant of a stock option to an Independent Director upon such director's appointment to the Board in an amount not less than 2,500 shares nor more than 5,000 shares. The exercise price of an option granted under the Independent Directors' Automatic Stock Option Plan is 85% of the fair market value of a share of the Company's common stock as of the date of grant. Up to 25,000 shares of the Company's common stock may be issued to Independent Directors under the Independent Directors' Automatic Stock Option Plan. Division III, the Employee Incentive Plan, allows the Compensation Committee to make incentive awards of cash or stock, or a combination thereof, on an annual basis, to employees who have attained performance goals set by the Company. Under this division of the Plan, common stock may be issued as an incentive award for the performance of past services. Awards granted under the Employee Incentive Plan may not exceed $10,000 per employee in any calendar year. Stock grants made under one division of the Plan reduce the number of shares that may be awarded under the other divisions of the Plan.

         The Plan, other than the Independent Directors' Automatic Stock Option Plan Division, is administered by the Compensation Committee, which is authorized to select from among the eligible employees of the Company the individuals to whom options, restricted stock purchase rights, or incentive awards are to be granted, the number of shares to be awarded and the terms and conditions of the award. The Independent Directors Automatic Stock Option Plan Division is administered by those directors who are not entitled to participate in the Plan. The Compensation Committee also is authorized to adopt, amend and rescind rules relating to the administration of the Plan. No member of the Compensation Committee may participate in or take action with respect to any grant of an option or stock purchase right with respect to such member.

         Shares issued by the Company under its Stock Option Plan are registered with the Securities and Exchange Commission and, in general, are freely tradeable.

         The Company also sponsors a 401(k) Plan (the "401(k) Plan"). The 401(k) Plan is a profit sharing plan that permits voluntary employee contributions on a pre-tax basis under section 401(k) of the Internal Revenue Code. Under the 401(k) Plan a participant may elect to defer a portion of his compensation and have the Company contribute a portion of his compensation to the 401(k) Plan. The Company makes a matching contribution in an amount not to exceed fifty percent (50%) of a participant's contributions, up to a maximum amount of $750.00 per participant per plan year. For 1995, the Company's contribution was $625 per participant. Beginning in 1996, the 401(k) Plan allows the Company to make its matching contribution in cash or in newly issued shares of the Company's common stock or in a combination thereof. The Company has reserved 75,000 shares of its common stock for contributions to the 401(k) Plan. To date the Company has contributed no common stock to the 401(k) Plan. Shares to be issued under the 401(k) Plan are registered with the Securities and Exchange Commission and, in general, are freely tradeable.

         Under the 401(k) Plan, eligible employees have the right to direct the investment of employee and employer contributions among four mutual funds. Participants may not direct the investment of their contributions into the Company's common stock.

         Amounts contributed by the Company for a participant will vest over five years and will be held in trust until distributed pursuant to the terms of the 401(k) Plan. Employees of the Company are eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum age and period of service. Distributions from participant accounts will not be permitted before age 59-1/2, except in the event of death, disability, certain financial hardships or separation from service.

                           SUMMARY COMPENSATION TABLE

                         Annual Compensation                                           Long-Term Compensation
                         -------------------                                           ----------------------
                                                                                 Awards                      Payouts
                                                                        -------------------------  -------------------------
                                                                        Restricted
                                                       Other Annual       Stock        Options/      LTIP        All Other
Name and                        Salary      Bonus      Compensation      Award(s)        SARS       Payouts     Compensation
Principal Position  Year         ($)         ($)            ($)            ($)           (#)          ($)          ($)1/
----------------------------------------------------------------------------------------------------------------------------
Randy Knight,       1996      254,059         0              0              0             0            0           2,765
Chairman            1995      253,000         0              0              0             0            0           3,345

Kevin P. Knight,    1996      254,059         0              0              0             0            0           1,745
Chief Executive     1995      253,000         0              0              0             0            0           1,905
Officer

Gary J. Knight,     1996      254,059         0              0              0             0            0           2,505
President           1995      253,000         0              0              0             0            0           2,865

Keith T. Knight,    1996      254,059         0              0              0             0            0           2,145
Executive Vice      1995      253,000         0              0              0             0            0           2,225
President

Clark A. Jenkins,   1996      100,000     17,500             0              0           5,000          0            625
Chief Financial     1995       82,524     17,500             0              0             0            0            625
Officer, Secretary

_____________________________

1/In 1996 and 1995, compensation included in the category of "All Other Compensation" for each of the Named Executive Officers included Company contributions in the amount of $625, for each year, to the Knight Transportation, Inc. 401(k) Plan. The balance of compensation included in "All Other Compensation" represents premiums paid for a $2,000,000 split dollar life insurance policy maintained for each of the Knights, which will be refunded to the Company upon termination of the policy.


         Except as reflected in the table set forth below, no options or stock appreciation rights (SARs) were granted during the last completed fiscal year to any of the Named Executive Officers.

                                          Option/SAR Grants in Last Fiscal Year
                                          -------------------------------------
                                    Individual Grants                                     Potential realizable value at assumed
                                                                                               annual rates of stock price
                                                                                               appreciation for option term
----------------------------------------------------------------------------------------- -------------------------------------
       Name            Options/      Percent of total      Exercise or    Expiration Date     5% ($)         10% ($)
                     SARs Granted   options/SARs granted   base price
                          (#)       to employees in fiscal   ($/Sh)
                                           year
------------------  -------------  ----------------------- -----------    ---------------  -------------   -------------
Clark Jenkins            5000               4%                13.75        Jan. 1, 2006       59,745          151,406

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND OPTION VALUES AS OF DECEMBER 31, 1996

                                                               Number of Unexercised            Value of Unexercised
                                                            Options at Fiscal Year End         In-the-Money Options at
                                                                   12/31/96 (#)                  Fiscal Year End ($)
                                                           -----------------------------  -------------------------------

                           Shares
                          Acquired
                             on               Value
        Name            Exercise (#)      Realized ($)     Exercisable   Unexercisable2/   Exercisable    Unexercisable3/
------------------      ------------      ------------     -----------   ---------------   -----------    ---------------
Clark A. Jenkins1/            0                 0               0             40,000            0             271,250

--------------------

1/None of the other Named Executive Officers (Randy Knight, Kevin P. Knight, Gary J. Knight, and Keith T. Knight) held any options during fiscal year 1996.

2/Mr. Jenkins was granted an option for 35,000 shares in October 1994, at an exercise price of $12.00 per share and for an additional 5,000 shares on January 2, 1996 at $13.75 per share. With respect to the 1994 option for 35,000 shares, one-third of Mr. Jenkins' outstanding options is exercisable in October 1997, one-third in October 1998, and one-third in October 1999. With respect to the 1996 option for 5,000 shares, one-third is exercisable in January 1999, one-third in January 2000 and one-third in January 2001.

3/Based on a closing price of $19.00 of the Company's common stock on December 31, 1996.

----------------------------

The Compensation Committee Report on Executive Compensation and the Performance Graph that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this information statement by reference, except to the extent the Company incorporates such report and graph by specific reference.

Compensation Committee Report

         The Compensation Committee of the Board of Directors has furnished the following Report on Executive Compensation:

             Compensation Committee Report on Executive Compensation

         Under the supervision of the Compensation Committee of the Board of Directors, the Board of Directors reviews the compensation of the Company's executive officers annually. The compensation program for the Company's executive officers is administered in accordance with a pay-for-performance philosophy to link executive compensation with the values, objectives, business strategy, management incentives and financial performance of the Company.

         Because the executive officers of the Company each have substantial holdings of the Company's common stock, corporate performance directly affects the Company's executive officers. The Committee believes that stock ownership by the Company's executive officers serves to align the interests of management and other shareholders in the enhancement of shareholder value. With the exception of Mr. Clark Jenkins, Chief Financial Officer and Secretary, who is eligible for stock options and bonus awards, the Company's executive officers are compensated with a base salary only, with no bonus or short or long term incentives. With respect to Mr. Jenkins and future executive officers without substantial holdings of the Company's common stock, the objectives of the Company's compensation program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's common stock.

         In reviewing base salaries of senior management for 1996 and salary compensation for 1997, including the salary of Mr. Kevin P. Knight, the Company's Chief Executive Officer, the Compensation Committee reviewed and considered (i) compensation information disclosed by similarly-sized publicly held truckload motor carriers; (ii) the financial performance of the Company, as well as the role and contribution of the particular executive with respect to such performance; (iii) non-financial performance related to the individual executive's contributions; and (iv) the particular executive's stock holdings.

         The Compensation Committee believes that the annual salaries of the Company's Chief Executive Officer and other executive officers are reasonable compared to similarly situated executives of other truckload motor carriers.

                                        COMPENSATION COMMITTEE
                                        Donald A. Bliss, Chairman
                                        Keith L. Turley
                                        February 5, 1997

                             STOCK PERFORMANCE GRAPH

         The graph below compares cumulative total returns of the Company, the NASDAQ Stock Market and the NASDAQ Trucking and Transportation Stocks Indices (the "Peer Group") from October 25, 1994 (the date the Company went public) to December 31, 1996. The graph assumes that $100 of the Company's common stock was purchased on October 25, 1994, at the initial public offering price of $12.00 per share. The Company has paid no dividends since its inception. There is no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company makes no predictions as to the future performance of its stock.


[STOCK PERFORMANCE GRAPHIC OMITTED]

                                     Legend
                                     ------

Index Description               10/25/94    12/31/94  12/31/95  03/31/96  06/30/96  09/30/96  12/31/96
-----------------               --------    --------  --------  --------  --------  --------  -------
Knight Transportation, Inc.      100.00 5/   118.75    114.58    125.00    170.83    182.29    158.33
NASDAQ Stock Market              100.00      101.93    144.03    150.86    163.18    168.49    177.29
NASDAQ Trucking &                100.00       97.01    110.34    123.52    122.61    117.37    124.73
Transportation Stocks Index
(the "Peer Group")

--------
5/Based on the Company's initial public offering price of $12.00 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Company's Purchase and Lease of Properties, and Loans

         The Company's headquarters and principal place of business is located at 5601 West Buckeye Road, Phoenix, Arizona, on approximately 28 acres. The Company owns approximately 20 acres and leases eight acres from Randy Knight, an officer, director and principal shareholder of the Company. The Company has also leased its terminal and operating facilities from Randy Knight. Total payments of approximately $59,000 were made by the Company to, or on behalf of, Total Warehousing and Randy Knight for the year ended December 31, 1996.

         Under the lease between the Company and Randy Knight, the base rent is $4,828 per month for the initial three years of the lease, and increases by 3% on the third anniversary of the commencement date, the first day of each option term, and the third anniversary of the commencement date of each option term. In addition to base rent, the lease requires the Company to pay its share of all expenses, utilities, taxes and other charges. Under the lease, the Company and Total Warehousing will continue to use portions of the premises jointly. The Company has granted Randy Knight access and utility easements over its owned and leased properties. The purchase and lease agreements between the Company and Randy Knight include cross-indemnities relating to liabilities and expenses arising from the use and occupancy of the property by the parties to the agreements.

         The Company and Total Warehousing have jointly purchased insurance and other products and services and have shared other costs relating to the operation of their businesses. Costs have been allocated consistent with their respective use of the product or service. In addition, the Company and Total Warehousing from time to time provide services to each other. The Company provided maintenance and shipping, insurance and other services to Total Warehousing and was paid $16,000 by Total Warehousing for the year ended December 31, 1996. Total Warehousing provided general warehousing services to the Company and was paid $14,000 by the Company for the year ended December 31, 1996.

Transactions With Affiliates

         The Company has adopted a policy that transactions with affiliated persons or entities will be on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties on an arm's length basis, and that any such transaction must be reviewed by the Company's Independent Directors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth, as of March 10, 1997, the number and percentage of outstanding shares of Company common stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Executive Officer of the Company, and by all directors and executive officers of the Company as a group.

Name and Address of                            Amount and Nature Of                  Percent of
Beneficial Owner 1/                            Beneficial Ownership                     Class
-------------------                            --------------------                     -----
Donald A. Bliss 2/                                       3,500                           *
Clark A. Jenkins 3/                                        650                           *
Gary J. Knight 4/                                    1,489,475                         15.02%
Keith T. Knight 5/                                   1,489,475                         15.02%
Kevin P. Knight 6/                                   1,489,975                         15.04%
L. Randy Knight 7/                                   1,488,225                         15.03%
Keith L. Turley 8/                                       6,000                           *
William Blair & Company, L.L.C. 9/                     798,200                          8.1%

All directors and executive officers as a group      5,958,150                         60.2%
(7 persons)

--------

1/The address of each officer and director is 5601 West Buckeye Road, Phoenix, Arizona 85043. The address of William Blair & Company, L.L.C. ("William Blair") is 222 West Adams Street, Chicago, Illinois 60606. All information provided with respect to William Blair is based solely upon the Company's review of a Schedule 13G filed by William Blair with the Securities and Exchange Commission. 2/Includes 2,500 shares that Donald A. Bliss has the right to acquire through the exercise of a stock option.
3/Shares shown are owned beneficially through Knight's 401(k) Savings Plan. Mr. Jenkins holds options to acquire an additional 40,000 shares of Knight's common stock that are not exercisable within the next 60 days.
4/Includes 1,487,975 shares beneficially owned by Gary J. Knight over which he exercises sole voting and investment power as a Trustee under a Revocable Trust Agreement dated May 19, 1993, and 1,500 shares owned by three minor children who share the same household.
5/Includes 1,487,975 shares beneficially owned by Keith T. Knight over which he and his wife, Fawna Knight, exercise sole voting and investment power as Trustees under a Revocable Trust Agreement dated March 13, 1995, and 1,500 shares owned by three minor children who share the same household.
6/Includes 1,487,975 shares beneficially owned by Kevin P. Knight over which he and his wife, Sydney Knight, exercise sole voting and investment power as Trustees under a Revocable Trust Agreement dated March 25, 1994, and 2,000 shares owned by four minor children, who share the same household.
7/Includes 1,186,975 shares beneficially owned by Randy Knight over which he exercises sole voting and investment power as a Trustee under a Revocable Trust Agreement dated April 1, 1993; 300,000 shares held by a limited liability company for which Mr. Knight acts as manager and whose members include Mr. Knight and his four children; and 1,250 shares owned by a minor child who shares the same household.
8/Includes 2,500 shares that Keith L. Turley has the right to acquire through the exercise of a stock option, 9/William Blair has sole voting power over 482,163 shares and sole dispositive power over 798,200 shares. It has shared voting power and shared dispositive power over no shares. William Blair & Company Investment Management Services, a department of William Blair & Company L.L.C., serves as an investment advisor. William Blair is the owner of record and discloses beneficial ownership of such shares. The foregoing is based solely on information provided by Form 13G, filed by William Blair with the Securities and Exchange Commission on February 18, 1997.

* Represents less than 1% of the Company's outstanding common stock.

                                RELATIONSHIP WITH
                             INDEPENDENT ACCOUNTANTS

         The principal independent public accounting firm utilized by the Company during the fiscal year ended December 31, 1996 was Arthur Andersen LLP, independent public accountants. It is presently contemplated that Arthur Andersen will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year, and the Board of Directors recommends that the shareholders vote to ratify the retention of Arthur Andersen as the Company's auditors. A representative of Arthur Andersen is expected to be present at the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if Arthur Andersen so desires.

                              SHAREHOLDER PROPOSALS

         The Board of Directors will consider proposals from shareholders for nominations of directors to be elected at the 1998 Annual Meeting of Shareholders that are made in writing to the Secretary of the Company, are received at least ninety (90) days prior to the 1998 Annual Meeting, and contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications, as more fully provided in the Company's Articles of Incorporation and Bylaws.

         Proposals of shareholders as to other matters intended to be presented at the 1998 Annual Meeting must be received by the Company by December 6, 1997, to be considered for inclusion in the Company's Information Statement relating to such Meeting. Proposals should be mailed via certified mail, return receipt requested, and addressed to Clark A. Jenkins, Secretary, Knight Transportation, Inc., 5601 West Buckeye Road, Phoenix, Arizona 85043.

                                  OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                        Knight Transportation, Inc.



                                        Kevin P. Knight
                                        Chief Executive Officer
                                      -14-